UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on May 14, 2023, Athenex, Inc. (the “Company”) together with certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (collectively, the “Chapter 11 Case”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Code”) with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

On June 6, 2023, the Company and Athenex R&D LLC, one of the Debtors and a subsidiary of the Company, entered into an asset purchase agreement (“Orascovery Agreement”) with C-Mer Specialty Group Limited (“C-Mer”), pursuant to which C-Mer agreed to purchase the Debtor’s assets used in the Company’s small molecule, or Orascovery, business (the “Orascovery Assets”) subject to the terms and conditions contained in the Orascovery Agreement. Under the Orascovery Agreement, C-Mer agreed to serve as a “stalking horse bidder,” whereby the Orascovery Agreement served as a baseline by which other offers were measured in an open auction process conducted in accordance with the Code (the “Auction”). At Auction, no higher bids were received for the Orascovery Assets. On June 29, 2023, C-Mer assigned its rights and obligations under the Orascovery Agreement to Health Hope Pharma Limited (“Orascovery Buyer”). Under the Orascovery Agreement, the Orascovery Buyer paid a cash purchase price of $2.5 million for the Orascovery Assets at closing, with a milestone payment of $5.0 million to be promptly paid to Athenex R&D LLC after worldwide net sales of oral paclitaxel have reached $10.0 million. The sale of the Orascovery Assets was approved by the Bankruptcy Court on June 21, 2023 and closed on July 7, 2023.

On June 23, 2023, Athenex Pharmaceutical Division, LLC (“APD”), one of the Debtors and a subsidiary of the Company, entered into an asset purchase agreement (“APD Agreement”) with Sagent Pharmaceuticals (“Sagent”), pursuant to which Sagent agreed to purchase the assets used in APD’s business, excluding its cash, cash equivalents and accounts receivable, among other things (the “APD Assets”), subject to the terms and conditions contained in the APD Agreement. Sagent was the highest bidder at Auction and paid a cash purchase price of approximately $14.0 million for the APD Assets at closing. The sale of the APD Assets was approved by the Bankruptcy Court on June 27, 2023 and closed on June 30, 2023.

At Auction, Oaktree Strategic Credit Asset Holdings, LLC, and Oaktree Fund Administration, LLC (collectively, “Oaktree”) agreed to purchase APD’s cash, cash equivalents, accounts receivable, prepaid expenses, and books and records (the “APD AR”) under the terms of an asset purchase agreement between Oaktree and APD (the “Oaktree Agreement”). Oaktree placed a credit bid at Auction for $20.0 million, subject to adjustment pursuant to the Oaktree Agreement, meaning that the secured debt of the Debtors held by Oaktree would be offset by the amount of the bid. The sale of the APD AR was approved by the Bankruptcy Court on June 27, 2023 and is expected to close in the near future.

As of June 12, 2023, the Company, Athenex Pharma Solutions, LLC (“APS”), one of the Debtors and a subsidiary of the Company, Almirall, S.A. and Almirall LLC (together with Almirall, S.A., “Almirall”), Sagard Healthcare Royalty Partners, LP (“Sagard”) and Oaktree entered into a settlement agreement (the “Settlement Agreement”) with respect to the Revenue Interest Purchase Agreement, dated as of June 21, 2022 (the “RIPA”) between the Debtors, Sagard, and Oaktree. Under the RIPA and related agreements, APS was required to supply Almirall with tirbanibulin, the active pharmaceutical agreement in Klysiri. Under the settlement agreement, Almirall agreed to purchase, for up to $2.44 million, APS’s existing and future inventory of tirbanibulin and to reimburse APS for its expenses to operate for an additional three to four months to manufacture tirbanibulin. Following the effective date of the Settlement Agreement, the technical information and related intellectual property rights required to manufacture tirbanibulin will be licensed to Almirall, so that it may continue to produce tirbanibulin with a third-party supplier. The Debtors had owed this third-party supplier for tirbanibulin produced to fulfill the Debtors’ obligations under the RIPA. As part of the Settlement Agreement, Sagard will release $3.5 million from escrow from the conditions under the RIPA to satisfy the Debtors’ obligation to the third-party supplier. In addition, Sagard and Oaktree agreed to waive the obligations of the Debtors under the RIPA and release the Debtors from further obligations under the RIPA, which eliminated potentially significant claims against the Debtors. Finally, the Debtors agreed to transfer any and all of their equity interest in the special purpose vehicle created for the RIPA to Sagard and Oaktree.

The foregoing descriptions of the Orascovery Agreement, APD Agreement, Oaktree Agreement, and the Settlement Agreement do not purport to be complete and are qualified in their entirety by the full text of those agreements, copies of which have been filed with the Bankruptcy Court.

Item 1.02	Termination of a Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

To the extent required by Item 1.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2023, the Company terminated the employment of Jeffrey Yordon and Daniel Lang in connection with the Chapter 11 Case. On July 7, 2023, the Company entered into a consulting agreement with Mr. Lang pursuant to which he will assist the Company as needed with its disposition of cell therapy assets in connection with the Chapter 11 Case until July 31, 2023. The Company will compensate Mr. Lang at a rate of $210 per hour for these services.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Quoted prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, information in this Current Report on Form 8-K and the exhibit hereto consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “expect,” “may,” “potential,” “will,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Actual results might differ materially from those explicit or implicit in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions including: risks inherent in the bankruptcy process, including the Company’s ability to obtain approval from the Bankruptcy Court for motions or other requests made throughout the course of the Chapter 11 Case; the Company’s liquidity and financial position; the effects of the Chapter 11 Case on the Company’s operations; the Company’s ability to continue to operate its business during the pendency of the Chapter 11 Case, and the availability of operating capital during the Chapter 11 Case; the Company’s ability to maintain relationships with partners, suppliers, customers, employees, regulatory authorities and other third parties; the length of time that the Company will operate under Chapter 11 protection; objections to the Company’s restructuring or liquidation process, third-party motions, or other pleadings filed that could protract the Chapter 11 Case; and Bankruptcy Court rulings in the Chapter 11 Case and the outcome of the Chapter 11 Case, in general. You should not rely upon forward-looking statements as predictions of future events. The Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this Current Report on Form 8-K to conform these statements to actual results or to changes in its expectations, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: July 17, 2023	/s/ Joe Annoni
	Name:	Joe Annoni
	Title:	Chief Financial Officer and Assistant Chief Restructuring Officer

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